UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2021

AMEREN CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State of other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2021, the Board of Directors (the “Board”) of Ameren Corporation (the “Company”) announced the election of Martin J. Lyons, Jr., Chairman and President of Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), as President and Chief Executive Officer of the Company and as a member of the Board of Directors, effective January 1, 2022. Also effective January 1, 2022, Warner L. Baxter, the Company’s Chairman, President and Chief Executive Officer, was elected Executive Chairman of the Company and will remain a full-time employee and member of the Board of Directors. Mr. Lyons will report to the Executive Chairman.

Mr. Lyons, 55, has served as the Chairman and President of Ameren Missouri since 2019. He has previously served in various senior leadership positions at the Company and its subsidiaries since 2001, including as Executive Vice President and Chief Financial Officer, Chairman and President of Ameren Services Company, Senior Vice President and Chief Accounting Officer, and Vice President and Controller.

Effective as of January 1, 2022, Mr. Lyons’ base salary will be increased from $755,000 to $1,100,000. Also effective as of January 1, 2022, his target cash award under the Company’s 2022 short-term incentive plan (“STIP”) will be increased from 75% to 110% of his base salary, and his target award under the Company’s 2022 long-term incentive program (“LTIP”) will be increased from 300% to 375% of his base salary. Mr. Lyons will continue to participate in the Ameren Corporation Severance Plan for Ameren Officers and the Second Amended and Restated Change of Control Severance Plan.

Effective as of January 1, 2022, Mr. Baxter’s base salary will be decreased from $1,300,000 to $1,000,000. Also effective as of January 1, 2022, his target cash award under the Company’s 2022 STIP will be decreased from 120% to 100% of his base salary, and his target award under the Company’s 2022 LTIP will be decreased from 400% to 300% of his base salary. Mr. Baxter will continue to participate in the Ameren Corporation Severance Plan for Ameren Officers and the Second Amended and Restated Change of Control Severance Plan.

Neither Mr. Lyons’ nor Mr. Baxter’s election was pursuant to any agreement or understanding between him and any other person. There is no family relationship between Mr. Lyons or Mr. Baxter and any director or executive officer of the Company, and there are no transactions between Mr. Lyons or Mr. Baxter and the Company that are required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release, dated October 11, 2021, announcing Mr. Lyons’ and Mr. Baxter’s elections is furnished as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of Ameren under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2021, in connection with the matters described in Item 5.02 of this Current Report on Form 8-K, the Board approved amendments to Ameren’s By-Laws regarding the roles of Chairman of the Board and Chief Executive Officer, along with various conforming changes. The foregoing description is qualified in its entirety by reference to the full text of the By-Laws, as amended and restated, which is filed herewith as Exhibit 3.1 and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Title

3.1	By-Laws of Ameren Corporation, effective as of October 8, 2021.

99.1	Press release, issued October 11, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Chonda J. Nwamu
Name:	Chonda J. Nwamu
Title:	Senior Vice President, General Counsel and Secretary

Date: October 11, 2021